Yongding Shangzhai Coal Mine Co., Ltd

Loan Agreement

Contract number: 2010-07-14

Party 1: Chen Yongle

Party 2: Yongding Shangzhai Coal Mine Co., Ltd

1)	Background

Party 2 borrowed 13,366,321.33 RMB from Party 1 on July 1st, 2010. This loan agreement is long term, with 2.5 % interest rate.

2)	Party 2 commitment

Party 2 hereby declares to repay the loan to Party 1 before July 30th, 2013.

This agreement shall be in effect on the date it is signed by Party 1 and Party 2. During the agreement effective period, Party 1 and Party 2 cannot change or cancel the agreement. The original agreement has 2 copies, Party 1 and Party 2 each hold a copy:

Borower Party 2:	Lender Party 1 signature:

Date of signature: July 1st, 2010

Yongding Shangzhai Coal Mine Co., Ltd

Supplemental Loan Agreement

Contract number: 2010-07

Party 1: Yongding Shangzhai Coal Mine Co., Ltd

Party 2: Chen Yongle

1)	Background

On May 30th, 2006, January 28th, 2007, January 27th, 2008, January 28th, 2009, January 28th, 2010, Party 1 and Party 2 signed five loan agreements (“loan agreement”). The related agreement stated that part of the loan is interest free, the amount is 29,633,678.67 RMB. The other part of the loan with 1.5% interest rate, the amount is 9 million RMB. Party 1 and Party 2 negotiated and agreed the interest rate stated on the 5 signed loan agreements would be as same as the original agreement until June 30th, 2010. Starting from July 1st, 2010, the remaining loan about 38,633,678.67 RMB on the five signed loan agreements will be charged 2.5 % interest rate.

2)	Party 1 commitment

Party 1 hereby declares to repay the loan to Party 2 before July 30th, 2013.

This agreement shall be in effect on the date it is signed by Party 1 and Party 2. During the agreement effective period, Party 1 and Party 2 cannot change or cancel the agreement. The original agreement has 2 copies, Party 1 and Party 2 each hold a copy:

Borrower Party	1: Lender Party 2 signature:

Date of signature: July 1st, 2010